Exhibit 2.8


THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS THEREUNDER OR THE PROVISIONS OF THIS WARRANT.


No. of Shares of Common Stock:  230,000

                                     WARRANT
                           To Purchase Common Stock of
                         MAGELLAN HEALTH SERVICES, INC.

                     THIS IS TO CERTIFY THAT AETNA INC. ("AETNA" or "HOLDER") is entitled, at the times specified herein, to purchase from MAGELLAN HEALTH SERVICES, INC., a Delaware corporation (the "COMPANY"), up to 230,000 shares of the Ordinary Common Stock (the "COMMON STOCK") of the Company par value $0.01 per share (the Common Stock issuable on exercise or exchange of this Warrant (this "WARRANT") being referred to herein as the "WARRANT SHARES") at a purchase price of $10.48 per share (the "EXERCISE PRICE"), all on the terms and conditions and pursuant to the provisions hereinafter set forth. The number of shares of Common Stock to be received upon any exercise or exchange of this Warrant and the purchase price per share of Common Stock are subject to adjustment from time to time as provided in Section 6.

                               W I T N E S S E T H


                     WHEREAS, in connection with the financial restructuring of the Company, pursuant to the Third Amended Joint Plan of Reorganization of the Company and certain of its subsidiaries, dated as of August 18, 2003 (the "PLAN"), Aetna has a claim under the master service agreement, dated August 5, 1997 between Aetna, the Company and a subsidiary of the Company, as amended from time to time (the "Master Service Agreement") of $60 million as of February 15, 2003 (the "AETNA CLAIM");

                     WHEREAS, pursuant to the Plan and in order to induce the Holder to enter into that certain Second Amendment to the Master Service Agreement dated as of March 11, 2003, the Company proposes to issue this Warrant.

                     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                     SECTION 1. EXERCISE OF WARRANTS. Subject to the terms hereof, this Warrant may be exercised or exchanged in whole or in part, at any time or from time to time, on any business day commencing at the opening of business on January 1, 2006 and until 5:00 p.m., New York City time on January __, 2009 (the "EXPIRATION DATE"). This Warrant represents the right to receive from the Company the number of fully paid and nonassessable Warrant Shares which the Holder may at any time be entitled to receive upon exercise or exchange of this Warrant and payment of the Exercise Price for the Warrant Shares. This Warrant if not exercised or exchanged prior to 5:00 p.m., New York City time, on the Expiration Date shall become void and all rights hereunder shall cease as of such time.

                     This Warrant may be exercised or exchanged upon surrender to the Company at its office designated for such purpose (the address of which is set forth in Section 9 hereof) of this Warrant with the form of election to purchase attached hereto as Exhibit A duly filled in and signed and upon payment to the Company of the Exercise Price which is set forth in Section 2 (as adjusted as herein provided) for the number of Warrant Shares in respect of which this Warrant is then exercised or exchanged.

                     The Exercise Price shall be payable, at the option of the Holder, either (i) by wire transfer of immediately available funds to an account designated by the Company or by certified or official bank check to the order of the Company (by "EXERCISE") or (ii) by acceptance of a reduced number of shares of Common Stock in accordance with the further provisions of this paragraph (by "EXCHANGE"). If Holder elects to acquire shares of Common Stock pursuant to the cashless exchange procedure set forth in this clause (ii), the Holder shall receive from the Company upon exchange of this Warrant the number of shares of Common Stock determined by multiplying (A) the number of shares of Common Stock with respect to which this Warrant is being exchanged at such time by (B) a fraction, (1) the numerator of which shall be the difference between (x) the Current Market Price per share of Common Stock at such time and (y) the Exercise Price per share of Common Stock, and (2) the denominator of which shall be the Current Market Price per share of Common Stock at such time. The Company shall issue a new Warrant for the portion, if any, of this Warrant not being exercised or exchanged, as provided in the next paragraph.

                     If this Warrant shall have been exercised or exchanged only in part, the Company shall, at the time of delivery of the certificate or certificates or other evidence of ownership of Common Stock, execute and deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical to this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant and the same returned to the Holder.

                     Subject to the provisions of Section 4 hereof, upon surrender of this Warrant and payment of the Exercise Price, the Company shall issue and cause to be delivered with all reasonable dispatch (and in any event within five business days after such receipt) to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate or certificates for the number of full Warrant Shares issuable upon the exercise or exchange of this Warrant together with cash as provided in Section 6 or
Section 7; provided, however, that if any consolidation, merger or lease or sale of assets is proposed to be effected by the Company as described in subsection
(i) of Section 6 hereof, or a tender offer or an exchange offer for shares of Common Stock of the Company shall be made, upon surrender of this Warrant and payment of the Exercise Price as aforesaid, the Company shall, as soon as possible, but in any event not later than two business days thereafter, issue and cause to be delivered the full number of Warrant Shares issuable upon the exercise or exchange of this Warrant in the manner described in this sentence together with cash, if any, as provided in Section 6. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of this Warrant and payment of the Exercise Price.

                     Prior to the exercise or exchange of this Warrant, except as may be specifically provided for herein, (i) the Holder, by reason of the ownership or possession of this Warrant, shall not be entitled to any of the rights of a holder of Common Stock of the Company, including, without limitation, the right to vote at or to receive any notice of any meetings of stockholders; (ii) the consent of the Holder, by reason of the ownership or possession of this Warrant, shall not be required with respect to any action or proceeding of the Company; (iii) the Holder, by reason of the ownership or possession of this Warrant, shall not have any right to receive any cash dividends, stock dividends, allotments or rights or other distributions paid, allotted or distributed or distributable to the stockholders of the Company prior to, or for which the relevant record date preceded, the date of the exercise or exchange of this Warrant; and (iv) the Holder shall not have any right relating to its ownership or possession of this Warrant not expressly conferred by this Warrant.

                     SECTION 2. EXERCISE PRICE. The aggregate Exercise Price shall be an amount equal to (i) the number of shares of Common Stock being purchased upon exercise or exchange of this Warrant pursuant to Section 1, multiplied by (ii) the Exercise Price, payable in accordance with clauses (i) or
(ii) of the third paragraph of Section 1.

                     SECTION 3. NO TRANSFER OF WARRANT. The Holder shall not have the right to transfer this Warrant other than to an affiliate of the Holder.

                     SECTION 4. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise or exchange of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of this Warrant or any certificates for Warrant Shares in a name other than that of the Holder of this Warrant.

                     SECTION 5. RESERVATION OF WARRANT SHARES. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its authorized and issued Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise or exchange of this Warrant, the maximum number of shares of Common Stock which may then be deliverable upon the exercise or exchange of all this Warrant.

                     The Company or, if appointed, the transfer agent for the Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by this Warrant. The Company will furnish such Transfer Agent a copy of all notices of adjustments and certificates related thereto, transmitted to the Holder pursuant to Section 8 hereof.

                     The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to avoid the observance or performance of any of the terms of this Warrant Agreement or any Warrant.

                     Before taking any action which would cause an adjustment pursuant to Section 6 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                     SECTION 6. ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE AND EXERCISE PRICE. The number of Warrant Shares issuable upon the exercise or exchange of this Warrant, and the Exercise Price, are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 6. For purposes of this Section 6, "Common Stock" means shares now or hereafter authorized of any class of common stock of the Company and any other stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets or earnings of the Company without limit as to per share amount.

                     (a) Adjustment for Change in Capital Stock.

                     If the Company:

                     (1) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

                     (2) subdivides or splits its outstanding shares of Common Stock into a greater number of shares;

                     (3) combines its outstanding shares of Common Stock into a smaller number of shares;

                     (4) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

                     (5) issues by reclassification of its Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation);

then the number and kind of shares of its capital stock issuable upon exercise or exchange of this Warrant in effect immediately prior to such action shall be proportionately adjusted so that, after giving effect to Section 6(k), the Holder thereafter may receive the aggregate number and kind of shares of capital stock of the Company which the Holder would have owned immediately following such action if this Warrant had been exercised or exchanged in full immediately prior to such action.

                     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                     If, after an adjustment, the Holder upon exercise or exchange of this Warrant may receive shares of two or more classes of capital stock of the Company, the exercise privilege of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section.

                     Such adjustment shall be made successively whenever any event listed above shall occur.

                     (b) Adjustment For Other Distributions.

                     If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), debt securities, or any rights or warrants to purchase debt securities, assets or other securities of the Company, the number of Warrant Shares issuable upon exercise or exchange of this Warrant shall be adjusted in accordance with the formula:

                                          N' = N x       M
                                                       -----
                                                        M-F
where:

                 N' = the adjusted number of Warrant Shares issuable upon
                      exercise or exchange of this Warrant.

                 N  = the current number of Warrant Shares issuable upon
                      exercise or exchange of this Warrant.

                 M  = the Current Market Price per share of Common Stock on the record date mentioned below.

                 F = the fair market value on the record date of the assets, securities, rights or warrants applicable to one share of Common Stock. The Board of Directors shall determine the fair market value in good faith.

                     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

                     No adjustment shall be made pursuant to this subsection (b) if the fair market value on the applicable record date of the assets, securities, rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of Common Stock on such record date.

(c) Adjustment for Common Stock Issue.

                     If the Company issues shares of Common Stock for a consideration per share less than the Current Market Price per share on the date the Company fixes the offering price of such additional shares, the number of Warrant Shares issuable upon exercise or exchange of this Warrant shall be adjusted in accordance with the formula:

                                          N' = N  x  A
                                                  -----
                                                  O + P
                                                     ---
                                                      M
where:

                 N' = the adjusted number of Warrant Shares issuable upon
                      exercise or exchange of this Warrant.

                 N  = the then current number of Warrant Shares issuable
                      upon exercise or exchange of this Warrant.

                 O  = the number of shares outstanding immediately prior to the issuance of such additional shares.

                 P  = the aggregate consideration received for the issuance of such additional shares.

                 M  = the Current Market Price per share on the date of sale of such additional shares.

                 A  = the number of shares outstanding immediately after the issuance of such additional shares.

                     The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                     If the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the current market price per share of Common Stock on such record date, then the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the number of Warrant

Shares issuable upon exercise or exchange of this Warrant shall be adjusted pursuant to this paragraph (c) as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this Section 6), then the number of Warrant Shares issuable upon exercise or exchange of this Warrant shall again be adjusted to be the number of Warrant Shares which would then be in effect if such record date had not been fixed, in the former event, or the number of Warrant Shares which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event.

                     If the Company shall issue rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the current market price per share of Common Stock, then the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the number of Warrant Shares issuable upon exercise or exchange of this Warrant shall be adjusted pursuant to this paragraph (c) as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this
Section 6), then the number of Warrant Shares issuable upon exercise or exchange of this Warrant shall again be adjusted to be the number of Warrant Shares which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the number of Warrant Shares which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the number of Warrant Shares issuable upon exercise or exchange of this Warrant shall be made pursuant to this paragraph to the extent that the number of Warrant Shares shall have been adjusted pursuant to the preceding paragraph upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                     This subsection (c) does not apply to:

                     (1) any of the transactions described in subsection (b) of this Section 6 or

                     (2) the exercise or exchange of this Warrant,

                     (d) Current Market Price.

                     In Section 1, Section 7 and in subsections (b) and (c) of this Section 6 the current market price per share of Common Stock (the "CURRENT MARKET PRICE") on any date is the average of the Quoted Prices of the Common Stock for 30 consecutive trading days commencing 45 trading days before the date in question. The "QUOTED PRICE" of the Common Stock is the last reported sales price of the Common Stock as reported by NASDAQ National Market System, or if the Common Stock is listed on a securities exchange, the last reported sales price of the Common Stock on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the Common Stock. In the absence of such quotations, the Board of Directors of the Company shall determine the Current Market Price
(i) based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three months preceding such date or (ii) if no such transaction shall have occurred on such date or within such three-month period, the value of the security determined in good faith by (A) the Board of Directors of the Company, which determination shall be described in a Board resolution or (B) by an independent nationally recognized investment banking firm or appraisal firm.

                     (e) Consideration Received.

                     For purposes of any computation respecting consideration received pursuant to subsection (c) of this Section 6, the following shall apply:

                     (1) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                     (2) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, absent manifest error, and described in a Board resolution;

                     (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this subsection).

                     (f) When De Minimis Adjustment May Be Deferred.

                     No adjustment in the number of Warrant Shares issuable upon exercise or exchange of this Warrant need be made unless the adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon exercise or exchange of this Warrant. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                     All calculations under this Section shall be made to the nearest 1/1000th of a share or to the nearest 1/10th of a cent, as the case may be.

                     (g) When No Adjustment Required.

                     No adjustment need be made for a change in the par value or no par value of the Common Stock.

                     No adjustment need be made for any issuances of stock, rights, options or warrants pursuant to the Plan.

                     To the extent this Warrant becomes convertible into cash, interest will not accrue on the cash.

                     (h) Notice of Adjustment.

                     Whenever the number of Warrant Shares issuable upon exercise or exchange or the Exercise Price of this Warrant is adjusted, the Company shall provide the notices required by Section 8 hereof.

                     (i) Reorganization of Company.

                     If the Company consolidates or merges with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction this Warrant shall automatically become exercisable for the kind and amount of securities, cash or other assets which the Holder would have owned immediately after the consolidation, merger, transfer or lease if the Holder had exercised or exchanged this Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental Warrant so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section. The successor company shall mail to the Holder a notice describing the supplemental Warrant as soon as reasonably practicable after the execution of any such supplemental Warrant.

                     If the issuer of securities deliverable upon exercise or exchange of this Warrant under the supplemental Warrant is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the supplemental Warrant.

                     If this subsection (i) applies, subsections (a) and (c) of this Section 6 do not apply.

                     (j) Company Determination Final.

                     Any determination that the Company or the Board of Directors must make pursuant to Section 6 which is made in good faith shall be conclusive absent manifest error.

                     (k) Adjustment in Exercise Price.

                     Upon each adjustment of the number of Warrant Shares pursuant to this Section 6, the Exercise Price for this Warrant prior to the making of the adjustment in the number of Warrant Shares shall thereafter be adjusted to the Exercise Price (calculated to the nearest hundredth of one cent) obtained from the following formula:

                                          E'= E x N
                                                 ---
                                                  N'
where:

                            E' = the adjusted Exercise Price.

                            E  = the Exercise Price prior to adjustment.

                            N' = the adjusted number of Warrant Shares
                                 issuable upon exercise or exchange of this Warrant.

                            N  = the number or Warrant Shares previously
                                 issuable upon exercise or exchange of this Warrant prior to adjustment.

                     (l) No Adjustment For Capital Stock Under Plan. Notwithstanding the foregoing, no adjustment shall be made for any Common Stock or warrants to acquire Common Stock issued pursuant to the Offering (as defined in the Plan), the New Warrants (as defined in the Plan) and the Management Incentive Program (as defined in the Plan).

                     SECTION 7. FRACTIONAL INTERESTS. The Company shall not issue fractional shares of Common Stock upon exercise of any Warrant. Whenever any distribution of Warrants exercisable into fractional shares of Common Stock would otherwise be called for, the actual distribution thereof shall be rounded as follows: (i) fractions of 1/2 or greater shall be rounded to the next higher whole number and (ii) fractions of less than 1/2 shall be rounded to the next lower whole number.

                     SECTION 8. NOTICES TO WARRANT HOLDER. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the Exercise Price shall be adjusted pursuant to Section 6, the Chief Financial Officer of the Company shall forthwith prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock or property of any nature whatsoever (including warrants or other subscription or purchase rights) for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder in accordance with Section 9. The Company shall keep at its office or agency copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

                     Nothing contained in this Warrant shall be construed as conferring upon the Holder, by reason of the ownership or possession of this Warrant, the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholder or the election of Directors of the Company or any other matter, or any rights whatsoever as shareholder of the Company.

                     SECTION 9. NOTICES TO COMPANY AND HOLDER. Any notice or demand authorized by this Warrant to be given or made by the Holder or on the Company shall be sufficiently given or made when and if sent by facsimile or deposited in the mail, first class or registered, postage prepaid, addressed (until the Holder is otherwise notified in accordance with this Section by the Company), as follows:

                         Magellan Health Services, Inc.
                         6950 Columbia Gateway Drive
                         Columbia, MD 21046
                         Attention: Megan Arthur, Esq.
                         Corporate Executive Vice President and General Counsel
                         Facsimile: (410) 953-4715

                     Any notice pursuant to this Warrant to be given by the Company to the Holder shall be sufficiently given when and if sent by facsimile or deposited in the mail, first class or registered, postage prepaid, addressed (until the Company is otherwise notified in accordance with this Section by the Holder) to the Holder, as follows:

                         Aetna Inc.
                         151 Farmington Avenue
                         Hartford, CT 06156
                         Attention: L. Edward Shaw, Jr., General Counsel
                         Facsimile: (860) 273-8340


                         with a copy similarly sent to:

                         Aetna Inc.
                         151 Farmington Avenue
                         Hartford, CT  06156
                         Attention: Alfred P. Quirk, Jr., Vice President
                                    and Treasurer
                         Telecopier:  (860) 273-1314

                     SECTION 10. WAIVERS; AMENDMENTS. No failure or delay of the Holder in exercising any power or right hereunder shall operate as a waiver thereof (except where a specific time period for the exercise of such power or right is expressly set forth herein), nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The provisions of this Warrant may be amended, waived or otherwise modified with (and only with) the written consent of the Company and the Holder.

                     SECTION 11. LOSS OR MUTILATION. Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of such Holder's Warrant and indemnity reasonably satisfactory to it, and in case of mutilation upon surrender and cancellation thereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor and representing an equal number of Warrants to such Holder; provided, in the case of mutilation, no indemnity shall be required if such Warrant in identifiable form is surrendered to the Company for cancellation.

                     SECTION 12. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

                     SECTION 13. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

                     SECTION 14. SUCCESSORS. All the covenants and provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

                     SECTION 15. TERMINATION. This Warrant shall terminate at 5:00 p.m., New York City time on the Expiration Date.

                     SECTION 16. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF SAID STATE.

                     SECTION 17. BENEFITS OF THIS WARRANT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or claim under this Warrant. The Company and the Holder have entered into a Registration Rights Agreement dated as of January __, 2004 (the "REGISTRATION RIGHTS AGREEMENT") and the Warrant Shares issued under this Warrant are entitled to the benefits of the Registration Rights Agreement. Nothing herein shall prohibit or limit the Company from entering into an agreement providing holders of securities which may hereafter be issued by the Company with such registration rights exercisable at such time or times and in such manner as the Board of Directors shall deem in the best interests of the Company so long as the performance by the Company of its obligations under such other agreement will not cause the Company to breach its obligations hereunder to the Holder.

                  [Remainder of Page Intentionally Left Blank]

                     IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be duly executed by their respective authorized officers as of the day and year first above written.



                                MAGELLAN HEALTH SERVICES, INC.

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                AETNA INC.

                                By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                                                     EXHIBIT A

                          FORM OF ELECTION TO PURCHASE

              (To Be Executed Upon Exercise or Exchange Of Warrant)


                     The undersigned hereby irrevocably elects to exercise or exchange this Warrant to receive ___ shares of Common Stock and herewith makes payment therefor of $_____________ (such payment being made (check item)):

                     (i) by wire transfer or in cash or by certified or official bank check; or

                     (ii) by acceptance of a reduced number of shares of Common Stock upon cancellation of this Warrant as provided in the third paragraph of
Section 1 of this Warrant,

                     all on the terms and conditions specified in this Warrant;

                     The undersigned requests that (A) a certificate for such shares be registered in the name of ___________, whose address is ____________________, and that such shares be delivered to
___________________________________________ __________________, whose address is
________________________ and (B) if such shares shall not include all of the shares of Common Stock to which this Holder is entitled under this Warrant, that a new Warrant for the unpurchased balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                                Signature: ________________
                                                    Name:
                                                    Title:

                                                Date: ____________

                                TABLE OF CONTENTS

                                                                                                    PAGE
SECTION 1.                EXERCISE OF WARRANTS........................................................2

SECTION 2.                EXERCISE PRICE.  ...........................................................3

SECTION 3.                NO TRANSFER OF WARRANT......................................................3

SECTION 4.                PAYMENT OF TAXES............................................................3

SECTION 5.                RESERVATION OF WARRANT SHARES...............................................4

SECTION 6.                ADJUSTMENT OF NUMBER OF WARRANT SHARES ISSUABLE AND EXERCISE PRICE..........4

           (a)       Adjustment for Change in Capital Stock...........................................4

           (b)       Adjustment For Other Distributions...............................................5

           (c)       Adjustment for Common Stock Issue................................................6

           (d)       Current Market Price.............................................................8

           (e)       Consideration Received...........................................................8

           (f)       When De Minimis Adjustment May Be Deferred.......................................9

           (g)       When No Adjustment Required......................................................9

           (h)       Notice of Adjustment.............................................................9

           (i)       Reorganization of Company........................................................9

           (j)       Company Determination Final.....................................................10

           (k)        Adjustment in Exercise Price...................................................10

           (l)       No Adjustment For Capital Stock Under Plan......................................10

SECTION 7.                FRACTIONAL INTERESTS.......................................................11

SECTION 8.                NOTICES TO WARRANT HOLDER..................................................11

SECTION 9.                NOTICES TO COMPANY AND HOLDER..............................................11

SECTION 10.               WAIVERS; AMENDMENTS........................................................12

SECTION 11.               LOSS OR MUTILATION.........................................................12

SECTION 12.               SEVERABILITY...............................................................12

SECTION 13.               HEADINGS...................................................................13

SECTION 14.               COUNTERPARTS...............................................................13

SECTION 15.               SUCCESSORS.................................................................13

SECTION 16.               TERMINATION................................................................13

SECTION 17.               GOVERNING LAW..............................................................13



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
SECTION 18.               BENEFITS OF THIS WARRANT...................................................13

























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